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                                                                   EXHIBIT 10.23

                                      LEASE

                                 BY AND BETWEEN

                        EWART ASSOCIATES, L.P., LANDLORD

                                       AND

                    SONIC FOUNDRY SYSTEMS GROUP, INC., TENANT

                                       OF

                               THE EWART BUILDING

                                       1

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                            THE EWART BUILDING LEASE

                                   LEASE INDEX

Paragraph                                                                Page
---------                                                                ----
1.   BASIC LEASE PROVISIONS                                                 1

2.   LEASING AGREEMENT                                                      2

3.   RENT                                                                   2

4.   RENTAL ADJUSTMENTS FOR OPERATING EXPENSES                              3

5.   SERVICES                                                               6

6.   LANDLORD'S TITLE                                                      10

7.   SECURITY DEPOSIT                                                      10

8.   MORTGAGE BY LANDLORD                                                  10

9.   CERTAIN RIGHTS RESERVED TO LANDLORD                                   11

10.  WAIVER                                                                13

11.  INSURANCE, INDEMNIFICATION, CASUALTY                                  13

12.  SURRENDER OF PREMISES                                                 16

13.  ALTERATIONS                                                           17

14.  REPAIRS                                                               18

15.  RULES AND REGULATIONS                                                 19

16.  ASSIGNMENT AND SUBLETTING                                             19

17.  HOLDING OVER                                                          21

18.  DEFAULT                                                               21

19.  REMEDIES                                                              22

20.  CONDITION OF PREMISES                                                 25

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21.  NOTICES BY LANDLORD'S AGENT                                           25

22.  ASSIGNMENT BY LANDLORD                                                25

23.  NOTICES                                                               26

24.  QUIET POSSESSION                                                      26

25.  QUALIFICATIONS AS TO USE                                              26

26.  MISCELLANEOUS                                                         26

27.  LANDLORD'S WORK                                                       31

28.  SECURITY AGREEMENT                                                    31

29.  HAZARDOUS SUBSTANCES                                                  31

30.  CONFIDENTIALITY                                                       31

EXHIBITS:
--------

A.   The Premises

B.   Rules and Regulations

C.   INTENTIONALLY DELETED

D.   INTENTIONALLY DELETED

E.   Cleaning Specifications

F.   Guaranty and Suretyship Agreement

G.   Notice and Waiver of Rights

                                       ii

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1.   BASIC LEASE PROVISIONS.

A.   Building Address:                    925 Liberty Avenue
                                          Pittsburgh, PA 15222

B.   Landlord and Address:                Ewart Associates, L.P.
                                          707 Grant Street
                                          Pittsburgh, PA 15219

                                    cc:   Ewart Associates, L.P.
                                          1000 Huyler Street
                                          Teterboro, NJ 07608

C.   Tenant and Current Address:          Sonic Foundry Systems Group, Inc.
                                          1617 Sherman Avenue
                                          Madison, WI 53704

D.   Premises:                            Ewart Building, Floor 3

E.   Date of Lease:                       November _____, 2001

F.   Lease Term:                          Three (3) years, seven (7) months

G.   Commencement Date of Term:           December 1, 2001

H.   Expiration Date of Term:             June 30, 2005

I.   Fixed Rent:                          See Section 3 of
                                          ---
                                          Lease Agreement

J.   Rentable Area of Premises:           6,600 Square Feet

K.   Rentable Area of Building:           60,000 Square Feet

L.   Tenant's Percentage:                 11.0%

M.   Base Year:                           1999

N.   Security Deposit:                    $11,125.59

O.   Floor of Premises:                   Floor 3

P.   Broker:                              Grant Street Associates, Inc.
                                          425 Union Trust Building
                                          501 Grant Street
                                          Pittsburgh, PA  15219

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2.   LEASING AGREEMENT.

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord the premises (the "Premises") consisting of approximately 6,600 rentable square feet as outlined on the plan attached hereto as Exhibit "A",
                                                                ----------
which Premises are contained in the building (the "Building") located at 925 Liberty Avenue, Pittsburgh, Pennsylvania. This Lease shall be for a term (the "Term") of three (3) years and seven (7) months commencing on the Commencement Date. The Premises shall be occupied and used by Tenant for general office uses and for no other purpose. Notwithstanding anything to the contrary contained in the foregoing or in Paragraph 1, Landlord's obligations under this Lease are expressly contingent upon: (i) Landlord entering into an agreement satisfactory to Landlord, in its sole discretion, with the current occupant of the Premises (the "Current Occupant"), for the termination of the Current Occupant's lease with Landlord for the Premises; (ii) the Current Occupant vacating the Premises on or before December 1, 2001.

3.   RENT.

     A. Fixed Rent. Tenant shall pay to Landlord at the management office of the Building or to such other person or such other place as directed from time to time by notice to Tenant from Landlord, without demand, notice, offset or deduction, fixed rent ("Fixed Rent") at the annual rate(s) as follows:

         (i) for the portion of the Term beginning as of the Commencement Date and ending on the last day of the forty-third (43rd) month thereafter, Tenant shall pay to Landlord Fixed Rent in the annual amount of One Hundred Thirty-three Thousand Five Hundred Seven and 08/100 ($133,507.08) per year, payable in equal monthly installments of Eleven Thousand One Hundred Twenty-five and 59/100 ($11,125.59) per month.

     Fixed Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term. Fixed Rent shall be prorated for partial months within the Term. All charges, costs and sums including any applicable late charges required to be paid by Tenant to Landlord under this Lease in addition to Fixed Rent are additional rent, and Fixed Rent and additional rent shall hereinafter be collectively called "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

     B. Late Charge. If Tenant shall fail to pay Rent, including additional rent or any other charge at any time due or payable hereunder, within ten (10) days after same is due and payable, Tenant agrees to pay to Landlord, as and for a late charge by reason thereof, without further notice or demand by Landlord, a sum equal to ten cents ($.10) for every unpaid dollar thereof. Nothing contained in this Paragraph 3 is intended to grant Tenant any extension of time in respect of the due dates for any payments under this Lease, nor shall the same be construed to be a limitation of or a substitution for any other rights, remedies and privileges of Landlord under this Lease or otherwise.

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4.   RENTAL ADJUSTMENTS FOR OPERATING EXPENSES.

     As additional rent, Tenant shall pay to Landlord each year during the Term hereof (i) Tenant's pro rata share of any increases in the costs and expenses of managing, operating and maintaining the Building (hereinafter called the "Operating Expenses") over the Operating Expenses for the Base Year, and (ii) the Tenant's pro rata share of any increases in Taxes (as hereinafter defined) over the Taxes for the Base Year. The increase, if any, in Operating Expenses, shall be determined by subtracting the Base Year Operating Expenses from the Operating Expenses for each Calendar Year subsequent to 2001 ("Comparison Year"). Tenant's share of increased Operating Expenses shall be calculated by multiplying the increase in Operating Expenses by 11%. The increase, if any, in Taxes shall be calculated in the same manner as the separate calculation for increases in Operating Expenses as described in the preceding sentence.

     A. Definitions. The following terms shall have the following meanings hereinafter set forth:

         (i)   "Lease Year" means each calendar year during the Term except that
(a) the first Lease Year is the period from the Commencement Date to the next December 31st, both inclusive, and (b) the last Lease Year is the period from January 1 of the year in which the Term expires to the date upon which the Term expires, both inclusive.

         (ii) "Tenant's Share" means 11% which is calculated by dividing Tenant's rentable area of 6,600 square feet by the 60,000 square feet of the rentable area in the Building.

         (iii) "Operating Expenses" means, for each Lease Year, (a)all costs, expenses, and disbursements of every kind, nature or description(including, but not limited to, a normal and customary fee for management of the Property) which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Property and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, and (b) those costs, expenses and disbursements which Landlord reasonably determines it would have incurred had the Building been 90% occupied at all times during such Lease Year; provided, however, that "Operating Expenses" shall not include the following:

               (a) Costs of tenant improvement renovations pursuant to any "Work Letter";

               (b) Leasing commissions and attorneys fees incurred in connection with leasing;

               (c) Costs of capital improvements to the Building, except that Operating Expenses shall include (i) the cost of any capital improvement, amortized over the useful life of such capital improvement, which reduces any component cost included

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within Operating Expenses, (ii) if Landlord shall pay the cost for any capital improvement described in clause (i), above, interest on the unamortized portion of the cost of such capital improvement, at the rate paid by Landlord, (iii) if Landlord shall lease any capital improvement described in clause (i), above, all rental and other payments made under such lease and (iv) the cost of any capital improvements made to keep the Building in compliance with applicable governmental laws, ordinances, rules and regulations, (including, but not limited to The Americans with Disabilities Act);

               (d) Depreciation, interest and principal payments on mortgages and other indebtedness related to the Building and on any personal property used in connection therewith (except that Operating Expenses shall include depreciation and interest with respect to machinery, equipment, systems, property or facilities installed in or used in connection with the Building if one of the principal purposes of such installation or use was to reduce any component cost included within Operating Expenses).

     Operating Expenses "for" a Lease Year or period shall mean those component costs included within Operating Expenses which are reasonably allocable to such Lease Year or period as determined by Landlord in the reasonable exercise of its discretion without regard to when such Operating Expenses are incurred or paid.

         (iv) "Taxes" means, for each Lease Year, (a) the face amount of all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of any kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or shall become obligated to pay because of or in connection with ownership, leasing, management, control or operation of the Building or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, including, without limitation, all ad valorem taxes and the Pittsburgh Business Privilege Tax; (b) any tax or excise levied, confirmed, assessed or imposed in lieu of those taxes described in clause (a), above; (c) any water charges and/or sewer rents which may be assessed, levied, confirmed or imposed in respect of, or which may become a lien upon, the Building or any portion thereof; and (d) all fees, costs and expenses incurred by Landlord in negotiating, contesting or appealing any of the items described in clauses (a) through (c) above. The amount included in Taxes for any Lease Year or other annual period shall be without regard to when such tax is payable, except that if any special assessment payable in installments is levied against the Building or any portion thereof, taxes for any Lease Year or annual period shall include only the installments of such assessments and any interest thereon payable in such year or period (all without regard to any right to pay or payment of any such special assessment in a lump sum or single payment). In determining the amount of Taxes for any Lease Year, there shall be deducted from the amount of such Taxes any refund of Taxes received by Landlord which are applicable to such Lease Year, but only to the extent such refund relates to Taxes for a period within the Term (and in no event will Taxes be decreased below the amount of Taxes for the Base Year). Taxes shall not include any federal or state franchise, capital stock, inheritance, income or estate taxes, except that if a change occurs in the method of taxation resulting in the substitution

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of any such taxes for any Taxes as hereinabove defined, such substituted taxes shall be included in Taxes.

         (v)   "Base Year" means the calendar year 1999.

     B.  Expense Adjustment.

         (i) Tenant shall pay as additional rent for each Lease Year an amount (the "Expense Adjustment Amount") equal to Tenant's Share of the increase in such Operating Expenses for such Lease Year above the Operating Expenses for the Base Year, and if the Term shall terminate on a date other than December 31, the Expense Adjustment Amount for the last Lease Year of the Term shall be an amount equal to Tenant's Share of Operating Expenses for the full calendar year in which the Term ends multiplied by a fraction, the numerator of which shall be the number of months and partial months during such calendar year which coincide with the Term, and the denominator of which shall be twelve. Tenant shall also pay to Landlord (in the manner as set forth below) Tenant's Share of the excess, if any, of Taxes for such calendar year over Taxes for the Base Year. Within a reasonable amount of time after the end of the calendar year, Landlord shall furnish Tenant with a statement of the Taxes incurred by Landlord for the prior calendar year and, after the end of the first calendar year only, a statement of the Taxes incurred by Landlord for the Base Year. If the Taxes incurred by Landlord for any year subsequent to the Base Year exceed the Taxes incurred by Landlord during the Base Year, then Tenant shall pay to the Landlord the Tenant's Share of such increase in Taxes, without demand, within thirty (30) days from the sending of such statement by Landlord to Tenant. The amount of said deficiency to be paid by Tenant shall hereafter be referred to as the "Tax Adjustment Amount".

         (ii) Prior to the commencement of each Lease Year, Landlord shall notify Tenant of Landlord's estimate of the Expense Adjustment Amount and the Tax Adjustment Amount for such Lease Year and Tenant shall pay, as Additional Rent, such amounts in equal monthly installments on the first day of each calendar month during such Lease Year, in advance and without demand or any set-off or deduction whatsoever. If at one or more times during such Lease Year Landlord revises its estimate of the Expense Adjustment Amount or Tax Adjustment Amount for such Lease Year, Landlord may (but shall not be obligated to) notify Tenant of such revised estimate and of the increase or decrease in such monthly payments thereafter payable during such Lease Year necessary to cause the total monthly payments during such Lease Year to equal Landlord's then current estimate of the Expense Adjustment Amount or Tax Adjustment Amount for such Lease Year, and Tenant shall pay such revised monthly payment amount on the first day of each calendar month thereafter during such Lease Year. Each such estimate provided by Landlord shall show separately the amount thereof allocable to Taxes and the amount thereof allocable to Operating Expenses other than Taxes

         (iii) Following the close of each Lease Year, Landlord shall furnish to Tenant a statement setting forth the actual Expense Adjustment Amount and the Tax Adjustment Amount for such Lease Year and, within thirty (30) days after receipt of such

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statement, Tenant shall pay the excess, if any, of such actual Expense
Adjustment Amount and the actual Tax Adjustment Amount for such Lease Year based upon Landlord's estimates.

                  (iv) After Landlord receives the relevant tax bills for each Lease Year, Landlord shall also furnish to Tenant a statement setting forth the actual amount of Taxes for such Lease Year and, within thirty (30) days after receipt of such statement, Tenant shall pay the excess, if any, of such actual amount of the Tax Adjustment Amount which relates to Taxes for such Lease Year as shown in said statement over the amount of the payments theretofore made by Tenant with respect to the Tax Adjustment Amount for such Lease Year based upon Landlord's estimates.

                  (v) If the total estimated monthly payments paid by Tenant for any Lease Year exceed the actual Expense Adjustment Amount for such Lease Year, such excess shall be credited against the payments of additional rent due or next becoming due hereunder. If the total estimated monthly payments paid by Tenant for any Lease Year exceed the actual Tax Adjustment Amount for such Lease Year, such excess shall be credited against the payments of additional rent due or next becoming due hereunder.

5.       SERVICES.

         A.       Landlord shall provide the following services:

                  (1) Customary janitor and cleaning service in the Premises, Saturdays, Sundays and holidays excepted. Holidays shall mean New Year's Day, George Washington's Birthday, Memorial Day, July 4th, Labor Day, Veteran's Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day and any other holidays as observed by other first-class office buildings in Pittsburgh, Pennsylvania, or as agreed to with the union(s) representing Building employees.

                  (2) Heat and air-conditioning in the Premises in accordance with applicable laws during Normal Business Hours, Sundays and holidays excepted, to the extent necessary for comfortable occupancy of the Premises under normal business operations in the absence of the use of machines or equipment or excessive personnel which affect the temperature otherwise maintained in the Premises. The term "Normal Business Hours" shall mean 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. Saturday. Tenant will be charged for all heating and air-conditioning requested and furnished before or after Normal Business Hours at rates from time to time established by Landlord, but that Tenant shall only be responsible for such heating and air conditioning as it relates to the Premises. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord may, at its option, provide and install supplementary air-conditioning units in the Premises and the cost of providing, installing, operating and maintaining the same shall be paid by Tenant as Additional Rent. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heat and air-conditioning systems, and shall refrain from adjusting any controls other than room

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thermostats installed for Tenant's use and shall, when not in use, keep closed all doors connecting the Premises to public corridors.

                  (3) Electrical. Landlord shall supply electricity for Building Standard lighting fixtures installed in the Premises and for normal task lights, small office machines and other incidental 120 volt loads connected to Building Standard 120 volt, single phase outlets to the Premises subject to all other terms and conditions herein.

                  (4) Water from City mains for drinking, lavatory and toilet purposes as customary for office use, drawn through fixtures installed by Landlord.

                  (5) Passenger elevator service in common with other tenants of the Building and freight elevator service, subject to scheduling by Landlord. In the event that Tenant desires to utilize the freight elevators other than during Normal Business Hours, Tenant will pay Landlord for such usage at rates from time to time established by Landlord.

                  (6) Window washing of all exterior windows.

               B. The following subparagraphs shall, to the extent permitted by applicable laws and regulations, govern the furnishing of electrical service for the Premises.

                  (1) Landlord will furnish or cause to be furnished electricity for the Premises as herein provided. Landlord shall have the right, at any time and from time to time during the Term of this Lease, to contract for service to the Building or any portion thereof from any company providing electric service. Tenant shall cooperate with Landlord and any electric service provider with respect to the providing of electric service and will allow for reasonable access to the Building's electrical lines, feeders, users, wiring and other items within the Premises. The Fixed Rent for the Base Year includes a charge for consumption of electricity for the Building Standard lighting fixtures installed in the Premises and for normal small office machines and fixtures connected to the Building's standard 110-volt, single phase outlets during Normal Business Hours. Tenant shall pay monthly to Landlord, as additional rent, for the consumption of electricity used in the Premises whenever the total connected load exceeds 3 watts per square foot of rentable area of the Premises and for the consumption of electricity used beyond Normal Business Hours at a rate which shall be the higher of: (a) the rate which Tenant would be required to pay if such service was being provided to Tenant directly by the public utility company; or (b) the rate computed on Landlord's average cost per kilowatt hour. Such average cost shall be determined by dividing the total kilowatt hours used in the Building into the total cost of the utility company's electricity invoices for the Building. The amount of electrical consumption in the Premises for a total connected load in excess of 3 watts per square foot and Tenant's consumption of electricity by Tenant shall be determined by Landlord's reasonable estimate, or, at either Landlord's option or Tenant's request, by an engineering analysis by a consultant retained by Landlord, such engineering analysis to be at Tenant's sole cost.

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                  (2) At any time hereafter and to the extent permitted by
applicable laws and regulations, Landlord, at Landlord's sole option, may elect to install or cause to be installed, at Landlord's cost, separate meters or sub-meters to measure Tenant's consumption of electricity in the Premises or to measure Tenant's consumption of electricity for any special uses (such as computer centers), in which event Tenant shall pay all such meter charges either directly to the public electric utility company supplying the electricity or directly to the Landlord as the case may be at such rates as are set forth in Paragraph 5B(1) above. In addition, at any time hereafter and to the extent permitted by applicable laws, Landlord, at Landlord's sole option, may at Landlord's cost, elect to install sub-meters which measure, in addition to Tenant's consumption of electricity in the Premises, the Tenant's consumption of electricity in other premises or areas of the Building. Charges for excess, overtime or special use electrical consumption shall be billed and paid as additional rent.

                  (3) Tenant shall pay for all electricity required for the operation of any special air conditioning or ventilating system and for any office machinery or equipment requiring special or extra current. Tenant shall pay for the maintenance and replacement of all light fixtures, electrical switches, electrical outlets and lamps located in the Premises and for all bulbs, tubes, ballasts and starters utilized in the Premises.

                  (4) Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installations. If Tenant wishes to install in the Premises equipment which would not be considered ordinary office equipment, including, but not limited to items such as significant computer installation(s) or supplemental air conditioning system(s), or other heat or cooling intensive electrically operated equipment, Tenant shall submit to Landlord a list indicating the specific type of additional equipment to be installed. Such list shall include the number, type and model of each item of equipment to be installed, as well as the manufacturer's electrical rating associated with same. Any riser or risers needed to supply Tenant's electrical requirements and all other equipment proper and necessary in connection therewith will, upon request of Tenant, be installed by Landlord, at Tenant's sole cost and expense, if, in Landlord's reasonable judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expenses or interference with or disturb other tenants. Tenant shall not, without the prior consent of Landlord, install equipment which would not be considered ordinary office equipment or make or perform or permit any alteration to wiring installations, telephone line installations or other electrical or communication facilities in or serving the Premises.

                  (5) In the event the Premises or any portion thereof is separately metered or sub-metered pursuant to the foregoing paragraphs, the Fixed Rent reserved under Paragraph 3 which includes a charge for the consumption of electricity for Building standard uses during the Base Year, shall be reduced in the amount of fifty cents ($.50) per square foot of the Rentable Area within the then Premises or within the portion of the Premises which is separately metered or sub-metered.

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                  (6) If either the quantity or character of the electrical
service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent or additional rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's equipment, business, or otherwise.

                  (7) Notwithstanding any other provision herein, the parties understand and acknowledge that Tenant's failure or refusal for any reason whatsoever to utilize such electrical energy as Landlord stands ready to provide shall not entitle Tenant to any abatement or diminution in the Fixed Rent or additional rent payable hereunder.

                  (8) Tenant agrees upon Landlord's request to promptly execute such amendments to this Lease which may be required pursuant to the foregoing subparagraphs.

         C. Landlord shall in no event be obligated to furnish any services or utilities, other than those specified in Paragraphs 5(A) and 5(B) above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in Paragraphs 5(A) and (B) above (including utility service at times other than those specified in said sections) Tenant shall pay Landlord's then prevailing rates for such services and utilities, within ten (10) days after receipt of Landlord's invoices therefor. No discontinuance of any service or utility pursuant to this Paragraph 5(C) shall result in any liability of Landlord to Tenant or be deemed to be an eviction or a disturbance of Tenant's use of the Premises.

         D. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service which failure or delay is caused in whole or in part, by any one or more of the causes specified in Paragraph 26J hereof. No failure or delay in furnishing any service caused in whole or in part by any one or more of the causes specified in Paragraph 26J hereof shall result in any liability of Landlord to Tenant, or be deemed to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant of any of its obligations under this Lease including the obligation to pay Rent. Tenant hereby waives and releases all claims against Landlord from damages for interruption or stoppage of such services.

6.       LANDLORD'S TITLE.

         Nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the interest or title of Landlord in and to the Building or the Land upon which the Building is situated. Tenant may not record this Lease, any memorandum of this Lease or any instrument affecting the Building or the Land upon which the Building is situated in any public office without the Landlord's prior written consent.


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7.       SECURITY DEPOSIT.

         As additional security for the full and prompt performance by Tenant of all of its obligations hereunder, Tenant has upon execution of this Lease paid to Landlord the security deposit set forth in Paragraph 1N, which sum may be applied by Landlord for the purpose of curing any default or defaults of Tenant under this Lease. Tenant shall pay to Landlord as security, on request by Landlord, any amounts so used by Landlord. Landlord shall not pay any interest on the security deposit and the security deposit may be commingled by Landlord with other tenant security deposits or other funds of Landlord. Tenant also hereby grants to Landlord a security interest in the security deposit in accordance with applicable provisions of the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania. If Tenant has not defaulted hereunder or if Landlord has not applied said sum to said default, then said security deposit or any portion thereof not so applied by Landlord shall be paid to Tenant within forty-five (45) days after the expiration of this Lease and the vacation of the Premises by Tenant. The security deposit shall not be deemed an advance payment of Fixed Rent or measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time institute against Tenant.

8.       MORTGAGE BY LANDLORD.

         This Lease is expressly subject and subordinate at all times to (i) any ground, underlying or operating lease of the Building or the Land upon which the Building is situated now or hereafter existing and all amendments, renewals and modifications thereof ("Superior Leases") and (ii) the lien of any current or future mortgage or trust deed encumbering the Building, the Land or any such Superior Leases now or hereafter existing ("Superior Mortgages"), and to all advances made or to be made upon the security thereof. Tenant agrees:

         (a) if requested by any mortgagee, trustee or lessor under a Superior Mortgage or Superior Lease, Tenant will execute such agreement or agreements evidencing such subordination as may be reasonably required by any such mortgagee, trustee, or lessor; and

         (b) in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has notified in writing the holders of all Superior Mortgages and the lessors of all Superior Leases (as the case may be), if the name and address of such holder or lessor shall previously have been furnished by written notice to Tenant, of such default, and (ii) until a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such default shall have lapsed following the giving of such notice, and (iii) unless such holder or lessor (as the case may be) with reasonable diligence, shall not have so commenced and continued to remedy such default or to cause such default to be remedied; and

         (c) if any Superior Mortgage be foreclosed, or if any Superior Lease be terminated, upon request of the mortgagee, trustee, lessor or purchaser at any foreclosure

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sale, Tenant will attorn to the purchaser at any foreclosure sale or the lessor under the Superior Lease (as the case may be) and will execute such instruments as may be necessary or appropriate to evidence such attornment; and

         (d) Tenant shall, from time to time upon not less than ten (10) days' prior request by Landlord, deliver to Landlord a statement, in form satisfactory to Landlord, in writing and certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that, to the Tenant's knowledge, Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail, it being intended that any such statement may be relied upon by any prospective purchaser or tenant of the Building, any mortgagees or prospective mortgagees thereof, or any prospective assignee of any mortgage thereof and (d) such other matters as may be reasonably requested. Tenant shall execute and deliver the aforesaid estoppel letter and whatever instruments may be required for such purposes and, without limitation of Landlord's other rights and remedies or Tenant's liability for failure so to do, if Tenant fails so to do within ten (10) days after demand in writing, Tenant shall be deemed to have accepted and executed such estoppel letter and other documents and hereby authorizes Landlord as its attorney in fact for the sole purpose of executing such estoppel letter and other documents.

9.       CERTAIN RIGHTS RESERVED TO LANDLORD.

         Landlord reserves the following rights:

                  (a) Entry - if Tenant vacates or abandons the Premises, to enter the Premises in order to decorate, remodel, repair, alter or otherwise prepare the Premises for re-occupancy, without same being deemed acceptance of a surrender and without affecting Tenant's obligation to pay Rent.

                  (b) Pass Keys - to have pass keys to the Premises.

                  (c) Access for Repairs - to have access to the Premises at any time in the event of an emergency, and otherwise at reasonable times, to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Premises or to the Building, as Landlord may deem necessary or desirable for the safety, protection or preservation of the Premises or the Building or the Landlord's interests, or as may be necessary or desirable in the operation or improvement of the Building or in order to comply with all laws, orders and requirements of governmental or other authorities.

                  (d) Show Premises - to show the Premises to prospective tenants or brokers during the last year of the Term, and to prospective purchasers, mortgagees and others having a legitimate interest at all reasonable times upon reasonable prior notice given to Tenant at the Premises only.

                  (e) Service Contracts - to approve all sources furnishing sign painting, ice, drinking water, beverages, utilities, foods, towels or toilet supplies or extra cleaning services used or consumed in the Building or on the Premises, and to select an electric service provider and/or alternative electric service providers and other providers of utilities to the Building.

                  (f) Heavy Equipment - to approve the weight, size and location of safes or heavy equipment or other articles. Such items may be moved in, about, or out of the Building or the Premises only at such times and in such manner as Landlord shall direct and in all events, however, at Tenant's sole risk and responsibility.

                  (g) Close Building - to close the Building after Normal Business Hours and on holidays subject, however, to Tenant's right to admittance under such regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration, photo identification cards, or otherwise and that said persons establish their right to enter or leave the Building. Landlord may exclude or expel any peddler(s) at any time. Landlord shall also have the right to prohibit or restrict access to the Building in the event of an emergency or for the purpose of testing the Building's life, safety and emergency systems.

                  (h) Building Identification and Appearance - to change the Building's name or street address ; to install and maintain all signs on the exterior or interior of the Building, to approve prior to installation, all signs, shades, blinds, drapes and internal lighting; and to change the arrangement of entrances, doors, corridors, stairs and other public service portions of the Building. If Tenant's Premises includes the area located directly adjacent to the elevator corridors/lobby, Tenant shall utilize such area only in a business-like and professional manner, and Landlord expressly reserves the right to control the appearance and use of such elevator corridors/lobby by Tenant. Further, Landlord also reserves the right of access to such elevator corridors/lobby.

                  (i) Exclusives - to grant to any party the exclusive right to conduct any business or service in the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder.

                  (j) Vending Machines - to install vending machines of all kinds in the Premises, and to provide mobile vending service therefor, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises nor shall any mobile vending service be provided therefor, unless Tenant so requests. Tenant shall not have vending machines placed in the Premises or obtain mobile vending service without Landlord's prior written consent.

         Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being liable in any manner to Tenant. Any such entry and/or exercise of rights shall not in any way affect the obligations of Tenant under this Lease, including without limitation, the obligation to pay Rent nor shall such entry and/or exercise entitle Tenant to any abatement or reduction in Rent, or be deemed to be constructive eviction or be grounds for a termination of this Lease or the Term hereof, nor shall such entry and/or exercise give Tenant the right to claim damages or any matter or thing from Landlord or Landlord's agent(s) or contractor(s).

10.      WAIVER.

         Tenant waives all claims it may have against Landlord and the Building manager and their respective agents or employees, for injury or damage to person, property or business sustained by Tenant, its agents, employees or invitees resulting directly or indirectly from the Premises, equipment therein, or any part of the Premises becoming out of repair or resulting from any accident within the Premises or resulting directly or indirectly from any act of Landlord or the Building manager, unless such claim arises from the gross negligence or willful misconduct of the Landlord or Building Manager (and if alleged to be caused directly by the gross negligence or willful misconduct of Landlord or the Building Manager, then only after (i) Tenant shall have given Landlord notice of the condition claimed to constitute Landlord's gross negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all such reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property). Tenant also waives any employer's immunity under the Pennsylvania Workers Compensation Act. This provision shall apply without limitation to damage caused by water, snow, frost, steam, gas, sewer gas or odors, or by the bursting or leaking of pipes or plumbing works or the failure of any appurtenances or equipment. If any such damage to the Premises, any equipment or property located therein, or to tenants thereof results from any act, omission or negligence of Tenant, its agents, employees or invitees, Landlord may, at Landlord's option, repair such damage, and Tenant shall pay to Landlord as additional rent and on demand the amount of all costs of such repairs and damages.

11.      INSURANCE, INDEMNIFICATION, CASUALTY.

         A. (1) Tenant agrees to and shall, on or before the Commencement Date of the Term, secure from one or more good and responsible companies doing insurance business in the Commonwealth of Pennsylvania and maintain during the entire Term of the Lease the following insurance coverage: (i) comprehensive general liability insurance for the mutual benefit of Landlord and Tenant relating to the Premises and its appurtenances in an amount of not less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in respect to personal injury or death and of not less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in respect of property damage; and (ii) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance covering all risks of physical loss, in an amount adequate to cover the cost of replacement of all leasehold or Building improvements in the Premises which were originally constructed or provided by or on behalf of Landlord or thereafter added, as well as the cost of replacement of all fixtures, equipment, decoration, contents and personal property therein; and
(iii) if there is a boiler or air-conditioning equipment in, on, adjoining or beneath the Premises, broad form, boiler or machine insurance in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). All such insurance shall name Landlord and Tenant as insureds as their respective interests may appear and contain a stipulation that it is Tenant's primary insurance. Tenant agrees to deliver to Landlord at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate policy or a certificate of insurance procured by Tenant evidencing compliance with its obligations hereunder, together with evidence of payment therefor.

                  All of the aforesaid insurance shall be written by one or more responsible insurance companies satisfactory to Landlord and shall contain endorsements that: (i) such insurance may not be cancelled or amended with respect to Landlord except upon thirty (30) days written notice by registered mail to Landlord from the insurer; and (ii) Tenant shall be solely responsible for payment of premiums for such insurance. In the event Tenant fails to furnish such insurance, Landlord may obtain such insurance and the premiums shall be paid by Tenant to Landlord upon demand. The minimum limits of the aforesaid insurance shall be subject to increase at the end of every three (3) years during the Term if Landlord, in the exercise of its reasonable judgment, shall deem it necessary for adequate protection.

                  (2) Tenant agrees, at its own cost and expense, to comply with all of the rules, regulations and recommendations of the Fire Insurance Rating organization having jurisdiction and any similar body. If, at any time and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes hereinbefore permitted or that such use may have been consented to by Landlord), the fire insurance rate(s) and/or rent insurance rates applicable to the Premises, or the Building in which same are located, or to any other premises in said Building, or to any adjacent property owned or controlled by Landlord or an affiliate of Landlord, and/or to the contents in any or all of the aforesaid properties shall be higher than that which would be applicable for the least hazardous type of occupancy legally permitted therein, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portion of the premiums for all fire insurance policies and/or rent insurance policies in force with respect to the aforesaid property and the contents thereof as shall be attributable to such higher rate(s). For the purpose of this Paragraph, any finding or schedule of the Fire Insurance Rating organization having jurisdiction thereof shall be deemed to be conclusive.

                  (3) Each insurance policy carried by Landlord or Tenant and insuring all or any part of the Building, the Premises, including improvements, alterations and changes in and to the Premises made by either of them and Tenant's trade fixtures or other contents of the Premises shall be written in a manner to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and its agent or Tenant, as the case may be, in connection with any loss or damage to the Premises or the Building in which the premises are located, or to property or business caused by any of the perils covered by fire and extended coverage, building and contents, and business interruption insurance, for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it. So long as the policy or policies involved can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage; provided, however, that the foregoing waivers of liability given by Landlord and Tenant to each other shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued. In the event of the inability on the part of either party to obtain such a provision in its policy or policies with the carrier with whom such insurance is then carried, or such carriers require payment of additional premium for such provision, the party so affected shall give the other party written notice of such inability or the increase in premium as the case may be. The party to whom such notice is given shall have fifteen (15) days from the receipt thereof within which: (1) in the case of such inability on the part of the other carrier, to procure from the aforesaid party's insurance carrier in writing, at no increase in premium over that paid theretofore by the party so affected, such waiver of subrogation; (2) in the case of increased premium, to pay the party so affected the amount of such increase; (3) to waive, in writing, within the time limit set forth herein, such requirement to obtain the aforesaid waiver of subrogation." Should the party to whom such notice is given fail or comply as aforesaid within the said fifteen (15) day period, each and every provision in this subsection (3) in favor of such defaulting party shall be cancelled and of no further force and effect.

            (4) Tenant will indemnify, save harmless, and defend Landlord from and against any and all claims and demands in connection with any accident, injury or damage whatsoever caused to any person or property arising directly or indirectly out of the business conducted in the Premises or occurring in, on or about the Premises or any part thereof, or arising directly or indirectly from any act or omission of Tenant or any concessionaire or subtenant or its or their respective licensees, servants, agents, employees, or contractors, and from and against any and all cost, expenses and liability, including reasonable attorneys' fees, incurred in connection with any such claim or proceeding brought thereon.

         B. (1) Should the Premises (or any part thereof) be damaged or destroyed by fire or other casualty insured under Landlord's standard fire and casualty insurance policy with approved standard extended coverage endorsement applicable to the Premises, Landlord shall, except as otherwise provided herein, and to the extent it recovers proceeds from such insurance, repair and/or rebuild the same with reasonable diligence. Notwithstanding the foregoing, if more than 60% of the Premises is destroyed, Tenant shall have the option of terminating this Lease by written notice to Landlord given within thirty (30) days of the date of such casualty. Landlord's obligation hereunder shall be limited to the Building and improvements originally provided by Landlord at the Commencement Date of the Term. Landlord shall not be obligated to repair, rebuild or replace any property belonging to Tenant or any leasehold or building improvements in the Premises which were originally constructed or provided by or on behalf of Tenant at Tenant's cost. If there should be a substantial interference with the operation of Tenant's business in the Premises as a result of such damage or destruction which requires Tenant as a result of such damage or destruction to temporarily close its business to the public, the Fixed Rent and additional rent shall abate. Unless this Lease is terminated by Tenant or Landlord as hereinafter provided, Tenant shall, at its cost and expense, repair, restore, redecorate and re-fixture the Premises in a manner and to at least a condition equal to that existing prior to such damage or destruction except for the Building and improvements to be reconstructed by Landlord as above set forth, and the proceeds of all insurance carried by Tenant on the property, decorations and improvements, as well as fixtures and contents in the Premises, shall be held in trust by Tenant for such purposes. Tenant agrees to commence such work within thirty (30) days after the date of such damage or destruction or the date Landlord substantially completes any reconstruction required to be completed by it pursuant to the above, whichever date is later, and Tenant shall diligently pursue such work to its completion.

              (2) Notwithstanding anything to the contrary contained in the preceding Paragraph B(1) or elsewhere in this Lease, Landlord, at its option, may terminate this Lease on thirty (30) days notice to Tenant, given within ninety (90) days after the occurrence of any damage or destruction if (1) the Premises are damaged or destroyed as a result of a risk which is not covered by Landlord's insurance or (2) the Premises are damaged and the cost to repair the same shall be more than twenty-five percent (25%) of the cost of replacement thereof, or (3) the Premises are damaged during the last eighteen (18) months of the Term, or (4) the Building in which the Premises are located is damaged to the extent of twenty-five percent (25%) or more of the then monetary value thereof (whether the Premises be damaged or not), or (5) if the Building in which the Premises are located is damaged (whether or not the Premises are damaged) to such an extent that, in the sole judgment of Landlord, the Building cannot be operated as an integral unit.

12.      SURRENDER OF PREMISES.

         Tenant shall deliver the Premises to Landlord upon the expiration or sooner termination of the Term or upon termination of Tenant's right of possession of the Premises in as good condition as when Tenant was first entitled to possession thereof, ordinary wear and fire and other casualty not resulting from Tenant's negligence excepted, failing which Landlord may restore the Premises to such condition and Tenant shall pay Landlord the cost thereof in accordance with the provisions of Paragraph 26 hereof. All installations, alterations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, except movable furniture, trade fixtures and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, unless otherwise agreed in writing at the time of the installation, shall be Landlord's property and shall be relinquished to Landlord in good condition, ordinary wear and tear excepted, at the termination of this Lease or Tenant's right to possession by lapse of time or otherwise, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within fifteen (15) days thereafter Landlord so directs by notice, Tenant shall promptly remove the installations, alterations, additions, hardware, non-trade fixtures and improvements placed in or upon the Premises by Tenant and designated in the notice, failing which Landlord may remove the same and Tenant shall, upon demand, pay to Landlord the cost of such removal and of any necessary restoration of the Premises.

13.  ALTERATIONS.

     Tenant shall not make any alterations, additions, improvements or decorations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed as to non-structural items and as to items which do not affect the Building's HVAC, plumbing, mechanical or electrical systems, and Tenant shall, if requested by Landlord, furnish Landlord with plans and specifications, names and addresses of contractors, copies of contracts necessary permits and indemnification in form and amount satisfactory to Landlord and shall, prior to the commencement of any work, cause its contractors to file waivers of lien against any and all claims, costs, damages, liabilities and expenses which may arise in connection with any such work. Tenant hereby agrees to indemnify and hold harmless Landlord, its agents and employees from any and all liabilities of every kind and description which may arise out of or be connected in any way with any such work. Before commencing any such work, Tenant shall furnish Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring Landlord in such amounts as Landlord deems appropriate against any and all liabilities which may arise out of or be connected in any way with such work. Tenant shall pay the cost of all such work and also the cost of decorating the Premises occasioned by such work.

     Upon completing any such work, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All such work shall comply with all insurance requirements, with all of Landlord's Rules and Regulations, and with all laws, (including, but not limited to The Americans with Disabilities Act), ordinances, regulations and requirements of any governmental and quasi-governmental bodies or agencies having or claiming jurisdiction over the Premises, the Building or the land upon which the Building is situated. If any such work results in a change in the heating, cooling or ventilating load in the Premises, Tenant shall, at its expense but at the Landlord's option, either modify the existing systems or provide supplementary heating, ventilating and/or air conditioning systems or equipment necessary to accommodate such load change. Tenant shall perform or cause such work to be performed in a manner which will not interfere with or impair the use and enjoyment of any other portion of the Building by Landlord and/or other tenants. All additions, alterations and improvements to the Premises (excluding trade fixtures other than light fixtures) shall become Landlord's property and, unless Landlord directs Tenant to remove such items pursuant to Section 12 hereof, all such alterations and improvements shall remain upon the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation, allowance or credit to Tenant.

     Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the land upon which the Building is situated, the Premises, or any part thereof arising out of work performed, or alleged to have been performed by, or under the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant immediately shall either have such lien or claim for lien released of record or shall deliver to Landlord a bond in form, content and amount satisfactory to Landlord and issued by a surety satisfactory to Landlord, indemnifying Landlord and anyone else designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for liens released within thirty (30) days or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord as additional rent upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

14.  REPAIRS.

     Landlord shall make all repairs necessary to maintain the plumbing, air conditioning, and electrical systems, windows, floors (excluding floor coverings), and all other items which do not constitute a part of the Premises and are installed or furnished by Landlord, except repairs of Tenant's trade fixtures and property and installations which Tenant was obligated to make or which were performed by Landlord or others at Tenant's request or expense. Landlord shall not, however, be obligated for any of such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repairs are needed. In no event shall Landlord be obligated under this Paragraph to repair any damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants, contractors, subcontractors or assignees.

     Tenant shall take good care of the Premises and the fixtures and appurtenances therein. Tenant shall, at its sole cost and expense, repair and replace all damage or injury to the Premises and Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, contractors, or subcontractors, or assignees, including, but not limited to, injury or damage resulting from all or any of them moving in or out of the Building or by installation or removal of furniture, fixtures or other property, which repairs and replacements shall be in quality and class equal to the original, undamaged condition. If Tenant fails to make such repairs or replacements, the same may be made by Landlord in accordance with the provisions of Paragraph 26N hereof.

     Landlord shall not be liable by reason of any inconvenience, injury to, or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Land and Building or to any appurtenances or equipment therein. Landlord shall use reasonable efforts to minimize such inconveniences and interference (but Landlord shall not be required to perform such work after normal business hours or on an overtime basis). There shall be no abatement of rent because of such repairs, alterations, additions or improvements, except as may be specifically provided in Paragraph 11 hereof. Landlord covenants to make reasonable efforts to implement such repairs, alterations, additions or improvements in a timely and expeditious manner, but in no event shall Landlord be required to perform such work at times other than during Normal Business Hours.

15.  RULES AND REGULATIONS.

     Tenant shall abide by the current rules and regulations for the Building attached to this Lease and made a part hereof as Exhibit "B" and by all
                                                 -----------
additional reasonable rules and regulations as may be adopted by Landlord from time to time for the operation and management of the Building (which rules and regulations Landlord shall promulgate and enforce in a non-discriminatory manner). If any rules and regulations are contrary to the provisions of this Lease, the provisions of this Lease shall govern. Landlord shall not be responsible for the violation of any rules and regulations of the Building by other tenants of the Building.

16.  ASSIGNMENT AND SUBLETTING.

     A. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not, voluntarily, involuntarily, by operation of law or otherwise, without Landlord's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), (a) assign, convey, mortgage, pledge, encumber, hypothecate, or otherwise transfer this Lease or any interest therein; (b) allow any lien upon Tenant's interest; (c) sublet the Premises or any part thereof, or; (d) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Tenant shall, by notice, advise Landlord of any proposed assignment or subletting which notice shall state the name and address of the proposed assignee or subtenant, a summary of the terms of such subletting or assignment, including without limitation, all rent and/or other consideration payable thereunder or in connection therewith, and the effective date of such assignment or subletting (which shall be not less than thirty (30) days from the date such notice is given), and, concurrently with such notice, Tenant shall deliver to Landlord a true and complete copy of the proposed sublease or assignment, all other documents and instruments related thereto and the proposed assignee's or subtenant's most recent financial statements.

     Landlord shall not be deemed to be unreasonable in withholding its consent if the proposed assignee or sublessee does not fulfill each of the following requirements:

     (i) The proposed sublessee or assignee must be of a financial net worth and business reputation similar to tenants generally accepted by Landlord for direct lease in the Building; and

     (ii) The proposed sublessee or assignee must conduct a type of business which shall make a business use of the Premises which is similar to that of tenants generally accepted by Landlord for direct lease in the Building; and

     (iii) The proposed sublessee or assignee must not be a school, governmental or quasi-governmental entity, or conduct a personnel agency or other such use that would have a significant amount of elevator usage or pedestrian traffic; and

     (iv) The proposed sublessee or assignee must not be a current or former tenant of the Building.

     Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully and primarily liable hereunder. The subtenant or subtenants or assignee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet and assigned, and Tenant shall deliver to Landlord promptly after execution an executed copy of each such sublease or assignment of compliance by each such subtenant or assignee.

     Each assignee shall assume, and be deemed to have assumed this Lease and shall be and remain jointly and severally liable with Tenant for the performance and observance of all of the terms, covenants and conditions on the part of Tenant to be kept, performed or observed hereunder. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee; provided, however, that the failure or refusal of such assignee to execute the same shall not release such assignee from such joint and several liability.

     Any consent by Landlord to any assignment or subletting shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 16 or a release of Tenant from its liabilities hereunder.

     Notwithstanding anything to the contrary provided in this Section 16, if
(a) Tenant is (i) a corporation, the shares of which are not publicly traded or
(ii) a partnership, and (b) during the Term of this Lease (i) the ownership of the shares of stock which constitute "control" of Tenant or (ii) more than 50% of all general partnership interests in Tenant shall be transferred by reason of sale, transfer by operation of law or otherwise, Tenant shall notify Landlord of such transfer within five (5) days thereafter, and Landlord, at its option, may terminate this Lease by giving Tenant written notice of said termination, not less than thirty (30) days after Landlord's receipt of Tenant's notice to it of such transfer and if Landlord so elects to terminate this Lease, such termination shall be effective on the date specified in Landlord's notice, but in no event shall such effective date be less than sixty (60) days prior to the date of such notice. The term "control" as used herein means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant.

     If Tenant shall assign or transfer its interest in this Lease or sublet all or a portion of the Premises for rent, charges and/or other consideration (which shall include the assumption by the proposed assignee or subtenant of the obligation of Tenant to pay Rent hereunder) which in the aggregate, are in excess of the Rent due and payable by Tenant under the provisions of Sections 3 and 4 of this Lease, one-half of said excess shall be paid to Landlord promptly upon receipt thereof by Tenant. For purposes of this paragraph excess rent will only be recognized after Tenant has recouped its actual, reasonable out-of-pocket costs of subletting or assignment, including without limitation, attorneys fees and brokerage commissions. In the case of any subletting of less than the entire Premises, Rent payable hereunder shall be apportioned, on a rentable square footage basis, between the portion of the Premises so sublet and the remaining portion of the Premises, and if the rent, charges and other consideration paid in connection with such subletting shall be in excess of the amount of Rent so apportioned to the portion of the Premises so sublet, one half of said excess shall be paid to Landlord promptly upon receipt thereof by Tenant.

     Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 16 shall be void and of no force or effect.

17.  HOLDING OVER.

     If Tenant retains possession of the Premises, or any part thereof, after the expiration or earlier termination of this Lease, Tenant shall pay Landlord rent at an annual rate equal to double the Rent payable for the year immediately preceding said holdover computed on a per month basis, for the period Tenant thus remains in possession, and Tenant shall also pay Landlord all damages sustained by Landlord by reason of such retention of possession. If Tenant retains possession of the Premises, or any part thereof, for thirty (30) days after the expiration or termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one (1) year on the same terms and conditions contained herein, except that the annual Fixed Rent shall be increased to the fair annual rental value of the Premises, as determined by Landlord, but in no event shall such Fixed Rent be less than one and one-half times the highest Fixed Rent specified in Paragraph 3. The provisions of this Paragraph do not waive the Landlord's right of re-entry or any other right hereunder.

     TENANT EXPRESSLY WAIVES TO LANDLORD THE BENEFIT TO TENANT OF 68 P.S.
(S)250.501, AS APPROVED APRIL 6, 1951, ENTITLED "LANDLORD AND TENANT ACT OF 1951," AS MAY BE AMENDED FROM TIME TO TIME, REQUIRING NOTICE TO QUIT UPON THE EXPIRATION OF THE TERM OF THIS LEASE OR AT THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF, OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED. TENANT COVENANTS AND AGREES TO VACATE, REMOVE FROM AND DELIVER UP AND SURRENDER THE POSSESSION OF THE PREMISES TO LANDLORD UPON THE EXPIRATION OF THE TERM OR UPON THE EXPIRATION OF ANY EXTENSION OR RENEWAL THEREOF OR UPON ANY EARLIER TERMINATION OF THIS LEASE, AS HEREIN PROVIDED WITHOUT SUCH NOTICE. Tenant only waives notice with respect to the expiration or prior termination of the term of the Lease and does not waive any other protections.

18.  DEFAULT.

     The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

          (a) Failure of Tenant to take possession of the Premises within thirty (30) days after notice to Tenant that the same are ready for occupancy by Tenant;

          (b)  The vacation or abandonment of the Premises by Tenant;

          (c) A failure by Tenant to pay any installment of Fixed Rent or additional rent hereunder or any such other sum which is required to be paid by Tenant;

          (d) A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such twenty (20) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecutes the same to completion;

          (e) The filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operation, either temporarily or permanently, of Tenant's business; provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed within sixty (60) days after the filing of same.

          (f) If Tenant should default in the performance of any covenant or agreement of this Lease more than three (3) times in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been timely cured, any further default shall be deemed to be deliberate and Landlord thereafter may give written notice to Tenant specifying such default and stating that this Lease and the Term of this Lease hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the date specified in such notice this Lease and the Term of this Lease and all rights of Tenant under this Lease, whether or not heretofore exercised, shall expire and terminate.

19.  REMEDIES.

     Upon the occurrence of any such default set forth above:

          (a) Landlord may accelerate all Fixed Rent and additional rent due through the expiration of the Term and declare the same to be immediately due and payable;

          (b) In determining the amount of any future payments due Landlord due to increases in Taxes and Operating Expenses, Landlord may make such determination based upon the amount of Taxes and Operating Expenses paid by Tenant for the full year immediately prior to such default and may assume that such expenses will increase four percent (4%) each year;

          (c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five
(5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date of expiration of the Term. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution, or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease including the obligation pay Fixed Rent and additional rent through the date of expiration of the Term, whether or not the Premises shall be relet;

          (d) Landlord may, at any time after the occurrence of any event of default, re-enter and repossess the Premises and/or any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including for a term extending beyond the expiration date of the Term; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting, or to the mitigation of damages. For the purposes of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the Rent due hereunder as aforesaid. Landlord shall have the affirmative duty to take commercially reasonable actions to attempt to mitigate its damages under this Lease; provided, however, that Landlord may continue to advertise, lease directly, enter into and/or approve lease assignments, subleases and other agreements for other space in the Building notwithstanding that the Premises are not re-leased or subleased.;

          (e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided; and

     (f) IN THE EVENT OF ANY SUCH DEFAULT, TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR

FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR FIXED RENT, ADDITIONAL RENT, OR OTHER CHARGES OR EXPENSES AGREED TO BE PAID BY TENANT HEREUNDER OR ACTIONS FOR THE RECOVERY OF FIXED RENT, ADDITIONAL RENT, OR OTHER CHARGES OR EXPENSES AND, IN SAID SUITS OR IN SAID AMICABLE ACTION OR ACTIONS, TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF SUCH FIXED RENT, ADDITIONAL RENT, OR OTHER CHARGES OR EXPENSES, INCLUDING, AT LANDLORD'S OPTION, THE FIXED RENT AND ADDITIONAL RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, COMPUTED AS AFORESAID, AND ANY OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT OR AGREED TO BE PAID BY TENANT, AND FOR INTEREST AND COSTS TOGETHER WITH AN ATTORNEY'S COMMISSION OF FIFTEEN PERCENT (15%) THEREON. SAID AUTHORITY TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AND AS OFTEN AS ANY OF FIXED RENT, ADDITIONAL RENT OR OTHER CHARGES OR EXPENSES SHALL FALL DUE OR BE IN ARREARS AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE. IT SHALL NOT BE NECESSARY FOR LANDLORD TO FILE THE ORIGINAL OF THIS LEASE, BUT LANDLORD MAY FILE A TRUE COPY THEREOF AT THE TIME OF ENTRY OF SUCH JUDGMENT OR JUDGMENTS;

          (g) WHEN THIS LEASE SHALL BE DETERMINED BY CONDITION BROKEN, EITHER DURING THE ORIGINAL TERM OF THIS LEASE OR ANY RENEWAL THEREOF, AND ALSO WHEN AS SOON AS THE TERM HEREBY CREATED EXPIRES OR IS EARLIER TERMINATED, IT SHALL BE LAWFUL FOR ANY ATTORNEY TO APPEAR AS ATTORNEY FOR THE TENANT AND TO ENTER IN ANY COMPETENT COURT AN AMICABLE ACTION AND JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS OR ENTITIES CLAIMING UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT; WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, AND PROVIDED THAT, IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED SHALL REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS OR UPON THE TERMINATION OR EXPIRATION OF THIS LEASE, TO BRING ONE OR MORE SUCH AMICABLE ACTION OR ACTIONS TO RECOVER POSSESSION OF THE SAID PREMISES. IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING; AND

          (h) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and not one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others and the right to confess judgments for Fixed Rent and additional rent or other charges or expenses given in (f) above and the right to confess judgment in ejectment given in (g) above may be exercised concurrently and the power of attorney to confess judgment shall not be exhausted by a single confession in each case, but shall be exercised singularly or together from time to time and often as may be necessary to protect the rights of landlord and shall survive any expiration or termination of this Lease

          (g) A determining of the Term, or the receipt of Rent after default, or after judgment or after execution shall not deprive Landlord of other actions against Tenant for possession or for Fixed Rent or additional rent or other charges or expenses or for damages.

          TENANT UNDERSTANDS IT IS WAIVING IMPORTANT LEGAL RIGHTS BY AGREEING TO THIS PARAGRAPH 19 AND DOES SO IN THIS COMMERCIAL, NON-RESIDENTIAL TRANSACTION KNOWINGLY AND VOLUNTARILY AND AFTER ASCERTAINING THE LEGAL EFFECT HEREOF.

20.  CONDITION OF PREMISES.

     It is agreed that Tenant has examined the Premises prior to the execution of this Lease and is satisfied with the physical condition thereof and further agrees that no representation has been made by Landlord, or Landlord's agent(s) as to the condition or repair of the Premises and there has been no agreement to redecorate, alter, repair or improve the Premises either before or after the execution of this Lease unless otherwise set forth herein. It is further agreed that Tenant accepts the Premises in its current "as-is" condition.

21.  NOTICES BY LANDLORD'S AGENT.

     Whenever Landlord is required or desires to send any notice or other communication to Tenant under or pursuant to this Lease, it is understood and agreed that such notice or communication, if sent by Landlord's agent (of whose agency Landlord shall have advised Tenant), for all purposes shall be deemed to have been sent by Landlord. Landlord hereby advises Tenant that Landlord's current agent is Grant Street Associates, Inc.

22.  ASSIGNMENT BY LANDLORD.

     Landlord may sell the Building or Landlord's interest therein or assign its interest in this Lease, or any part thereof, in the exercise of its sole discretion, and upon the written request of Landlord, Tenant shall acknowledge and consent to any such assignment in writing; provided, however, that Tenant's consent shall not be required for any such sale or assignment by Landlord. In the event of any sale or assignment, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or assignment, except that Tenant's lease terms and conditions and extensions thereof shall remain in full force and effect.

23.  NOTICES.

     All notices and approvals to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered as follows:

     (a) To Landlord c/o A&E Stores, Inc., 1000 Huyler Street, Teterboro, New Jersey 07608, Attention: Mr. Albert Erani, with a copy to Grant Street Associates, Inc., 425 Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania 15219, Attention: Robert Geiger, or to such other addresses designated by notice to Tenant.

     (b) Except as otherwise provided in this Lease, to Tenant at the location set forth in Paragraph 1C until Tenant takes possession of the Premises, and thereafter at the Premises, or to such other address designated by notice to Landlord.

Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed to have been given upon personal delivery thereof or upon posting in the United States mails.

24.  QUIET POSSESSION.

     So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the Term peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through Landlord, its successors or assigns, subject to the provisions of this Lease.

25.  QUALIFICATIONS AS TO USE.

     A. Tenant shall occupy and use the Premises for general office purposes and for no other purpose whatsoever. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property.

     B. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Building in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to Tenant's business, profession or activities, and shall not use the name of the Building for any purposes other than that of the business address of the Tenant, and shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent.

26.  MISCELLANEOUS.

     A. Lease Binding. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

     B. Payments Due. All amounts owed to Landlord hereunder, for which the date of payment is not expressly fixed herein, shall be paid within ten (10) days from the date Landlord renders statements of account therefor.

     C. Eminent Domain. In the event that all or a substantial portion of the Premises or the Building are taken by eminent domain so that the Premises cannot be reasonably used by Tenant for the purposes for which they are demised or, in the sole judgment of Landlord, so that the Building cannot be operated as an integral unit (whether or not the Premises are affected), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such taking. In the event of any taking by eminent domain, the entire award shall be paid to and retained by Landlord, excepting, however, that Tenant may receive therefrom any portion paid on account of Tenant's relocation expenses.

     D. Relocation. Landlord shall have the option to relocate the Premises at any time or times during the Term to a different location in the Building (herein referred to as "the New Premises"). Landlord may exercise such option by giving Tenant written notice thereof not less than sixty (60) days prior to the proposed effective date of relocation. If Landlord exercises its option to relocate the Premises:

          (i) The New Premises shall contain not less than ninety percent (90%) nor more than one hundred percent (100%) of the Rentable Area contained in the Premises;

          (ii) Landlord shall pay the direct physical moving expenses (including telephone and telephone equipment relocation costs) incurred by Tenant in relocating from the Premises to the New Premises and for improving the New Premises so that they are substantially similar to the Premises, but in no event shall Landlord pay any indirect expenses incurred by Tenant in relocating from the Premises to the New Premises (including salaries of employees of Tenant for time allocated to such relocation, legal fees, or loss of business or profit);

          (iii) The Fixed Rent specified in Paragraph 3 hereof and the additional rent then in effect under this Lease shall be decreased, if necessary, to the product obtained by multiplying each such amount by a fraction, the numerator of which shall be the rentable area contained in the New Premises and the denominator of which shall be the rentable area contained in the Premises;

          (iv) The Rentable Area of the Premises specified in Paragraph 1J shall be decreased, if necessary, by the difference in the rentable area contained in the Premises and the rentable area contained in the New Premises; and

          (v) Tenant's Percentage shall be recalculated to take into account the change in Rentable Area.

     E. Rentable Square Feet. The term "rentable square feet" of the Premises as used herein has been determined by the mutual agreement of the parties to mean the amount shown in Paragraphs 1(J) and 2 of this Lease, and includes an allocation of common area space in the Building.

     F. Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     G. Offer. The execution of this Lease by Tenant and delivery of same to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, that the execution and delivery by Tenant of this Lease to Landlord or its agent shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and condition therein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease a certified resolution of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder.

     H. No Waiver. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor shall same in any way affect the validity of this Lease or any part hereof, or the right of the party to hereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rental at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     I. Broker. Tenant represents that, except for the broker, if any, specified in Paragraph 1P, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and that no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify and hold harmless Landlord, its agents and employees, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Unless otherwise agreed by the parties, Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in Paragraph 21, based upon Landlord's separate agreement with such broker.

     J. Force Majeure. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed and Tenant's obligations hereunder, including the obligation to pay Rent, shall not be affected, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure material, failure of power, restrictive governmental laws and regulations, riots, insurrection, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

     K. Headings and Captions. Paragraph and other captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such Paragraphs or portions thereof.

     L. Choice of Law. This Lease shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles.

     M. Limitation of Liability. Notwithstanding anything contained in this Lease to the contrary, the liability of Landlord under this Lease shall be limited to its interest in the Building and Tenant agrees that no judgment against Landlord under this Lease may be satisfied against any property or assets of Landlord other than the interest of Landlord in the Building.

     N. Landlord May Perform Tenant's Obligations. If Tenant fails to timely perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), after the expiration of any grace period elsewhere under this Lease expressly granted to Tenant for the performance of such duty, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty along with a fifteen percent (15%) service charge, shall be deemed to be additional rent under this Lease and shall be due and payable upon demand by Landlord.

     O. Assignment of Landlord's Interest. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder.

     P. Remaining Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Q. Waiver of Trial by Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, including but not limited to the relationship of Landlord and Tenant, Tenant's occupancy of the Premises, and any emergency statutory or any other remedy.

     R. Taxes on Tenant's Property. Tenant covenants and agrees to pay promptly when due all taxes, including real estate taxes, if any, assessed against Tenant's fixtures, furnishings, and equipment of any kind or nature placed in or on the Premises. Any such taxes, if paid by Landlord, shall be due and payable by Tenant as additional rent within ten (10) days after a billing therefor is rendered to Tenant.

     S. Fees. In the event it becomes necessary for Landlord to institute legal proceedings against Tenant for breach of any of the covenants or conditions contained in this Lease, Tenant agrees to pay all costs, charges and expenses, including fees of attorneys, agents and others retained or employed by Landlord in enforcing the obligations and undertakings of Tenant to Landlord, and all costs, charges and expenses incurred in any lawsuit, negotiation or transaction in which Tenant causes Landlord to become involved or concerned.

     T. Tenant's Property. Any employee of the Building to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property nor for the loss of or damage to any property of Tenant by theft or otherwise.

     U. Failure to Give Possession. If Landlord is unable to give possession of the Premises on the date set forth in Paragraph 1G because of the holding-over or retention of possession of any tenant, undertenant or occupants, or otherwise as set forth in Paragraph 26J above, Landlord shall not be subject to any liability for failure to give possession, and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the Term; provided, however, that Tenant's sole remedy shall be that the Rent payable hereunder shall be abated (provided Tenant is not responsible in whole or in part for the inability to obtain possession or any failure by Landlord to Substantially Complete Landlord's Work) until after Landlord shall have given Tenant written notice that the Premises are Substantially Completed or ready for Tenant's occupancy (prior to the date specified in Paragraph 1G as the Commencement Date of the Term) and Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except the payment of Rent.

27.  LANDLORD'S WORK.

     Tenant takes the Premises in its "as-is" condition. In no event and under no circumstances will Landlord be obliged to perform any work or supply any materials in or to the Premises. Upon (i) execution of this Lease by Tenant, and
(ii) execution of a lease termination agreement between Landlord and the Current Occupant of the Premises, in form and substance satisfactory to Landlord, in its sole discretion, and (iii) the vacation of the Premises by the Current Occupant on or before December 1, 2001, Landlord shall make possession of the Premises available to Tenant.

28.  Guaranty Agreement.

     In order to secure Tenant's obligations to make the payments of Rent and/or all other charges specified in this Lease and to perform and observe all covenants and/or conditions specified in this Lease, Tenant's obligations hereunder shall be guaranteed by Tenant's corporate parent and documented in the form of the Guaranty Agreement attached hereto as Exhibit F. Tenant acknowledges that Landlord would not enter into this Lease without the agreement of Tenant's corporate parent to act as a guarantor and surety per the terms of Exhibit F.

29.  HAZARDOUS SUBSTANCES.

     (a) Tenant shall not cause or allow the generation, treatment, storage, or disposal of Hazardous Substances on or near the Premises or the Building. "Hazardous Substances" shall mean (i) any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended, (ii) any hazardous waste or hazardous substance as those terms are defined in any local, state or federal law, regulation and ordinance applicable to the Premises or the Building, or
(iii) petroleum, including crude oil or any fraction thereof. In the event Tenant uses any Hazardous Substances, Tenant shall dispose of such substances in accordance with all applicable federal, state and local laws, regulations and ordinances.

     (b) Tenant agrees to indemnify, defend and hold harmless Landlord, its employees, agents, successors, and assigns, from and against any and all damage, claim, liability or loss, including reasonable attorneys' and other fees, arising out of or in any way connected to the generation, treatment, storage or disposal of Hazardous Substances by Tenant, its employees, agents, contractors, or invitees, on or near the Premises or the Building. Such duty of indemnification shall include, but to be limited to, damage, liability, or loss pursuant to all federal, state and local environment laws, rules and ordinances, strict liability and common law.

     (c) Tenant agrees to notify Landlord immediately of any disposal of Hazardous Substances on or near the Premises or the Building, of any discovery of Hazardous Substances on or near the Premises or the Building, or of any notice by any governmental authority or private party alleging or suggesting that a disposal of Hazardous Substances on or near the Premises or the Building may have occurred. Furthermore, Tenant agrees to provide Landlord with full and complete access to any documents or information in Tenant's possession or control relevant to the question of the generation treatment, storage or disposal of Hazardous Substances on or near the Premises or the Building.

30.  CONFIDENTIALITY.

     Tenant agrees that it shall maintain in confidence and shall not divulge to any third party (except as required by law) any of the terms, covenants and conditions of this Lease, including without limitation, any information related to the rental rate, the length of the Term, any renewal, termination expansion, contraction or similar options, if any, or the amount of any free rent, improvement allowance or other concessions granted to Tenant by Landlord under this Lease. Tenant further agrees to take commercially reasonable precautions to prevent the unauthorized disclosure of any of such information to any third parties. Tenant's obligations under this Section 30 shall survive termination of this Lease.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURES ON NEXT PAGE]

                         [SIGNATURES TO LEASE AGREEMENT]
                         [CONTINUED FROM PREVIOUS PAGE]

     IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first above written.

                                                   LANDLORD:
                                                   EWART ASSOCIATES, L.P.
                                             By:   Ewart Properties, LLC
                                                   General Partner



                                             By:        /s/
                                                   -----------------------------
                                             Name:      Aaron Stauber
                                                   -----------------------------
                                             Title:     Member
                                                   -----------------------------

                                                   TENANT:
                                                   SONIC FOUNDRY SYSTEMS GROUP,
                                                   INC., a Maryland corporation



                                             By:        /s/
                                                   -----------------------------
                                             Name:      Kenneth A. Minor
                                                   -----------------------------
                                             Title:     Secretary
                                                   -----------------------------

STATE OF   Wisconsin                       )
         ----------------------------------
                                           )      SS
COUNTY OF       Dane                       )
          ---------------------------------

     On this, the _______ day of November, 2001, before me, the undersigned officer, personally appeared ______________ who acknowledged himself to be __________ of Ewart Properties, LLC, a Pennsylvania limited liability company, general partner of Ewart Associates, L.P., a Pennsylvania limited partnership, and that he as such __________, being authorized to do so, executed the foregoing Lease Agreement for the purposes therein contained by signing his name as such partner.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/
                                  -------------------------------------
                                  Notary Public

STATE OF   Wisconsin                       )
         ----------------------------------
                                           )      SS:
COUNTY OF       Dane                       )
          ---------------------------------

     On this, the _______ day of November, 2001, before me, the undersigned office, personally appeared ___________ satisfactory proven to me to be the ___________ of Sonic Foundry Systems Group, Inc., a Maryland corporation, and that as such __________, he executed the foregoing Lease Agreement, and acknowledged that he executed the same on behalf of such corporation for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                        /s/
                                  -------------------------------------
                                  Notary Public

                                    EXHIBIT B

                              RULES AND REGULATIONS

1. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be done therein, or suffer or permit anything to be brought into or kept therein, which may in any way (i) violate any of the provisions of any Superior Lease or Superior Mortgage (as those terms are defined in the Lease) or the rules, statutes, ordinances or requirements of any governmental or quasi-governmental authority having or claiming jurisdiction, (ii) invalidate or increase the amount of premiums for any policy of insurance affecting the Building and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts upon demand, (iii) be dangerous to persons or property, (iv) make unobtainable (or unobtainable except upon payment of additional premium) from reputable insurance companies authorized to do business in Pennsylvania any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of any Superior Lease or Superior Mortgage (as those terms are defined in the Lease) at standard rates, (v) cause or in Landlord's reasonable opinion be likely to cause physical damage to the appearance, character or reputation of the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building,
(viii) discharge objectionable fumes, vapors or odors into the Building or the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in such manner as may offend the occupants of the Building, (ix) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord, or (x) increase the pedestrian traffic in and out of the Premises or the Building above an ordinary level.

2. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall first approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

3. The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises or be deemed to be the written consent of Landlord mentioned in Paragraph 16 of the Lease, it being expressly understood that any such listing is a privilege extended by Landlord and is revocable at will by written notice to Tenant.

4. No objects shall be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building.

5. No animals, pets, bicycles or other vehicles shall be brought or permitted to be in Building or the Premises.

6. Room to room canvasses to solicit business from other tenants of the Building are not permitted.

7. Tenant shall not waste electricity, water or air conditioning services. All controls shall be adjusted only by authorized building personnel. Tenant shall not utilize the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building. Tenant shall not open or permit to be opened any windows in the Premises. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises. Tenant shall not utilize any electronic, radio-wave, microwave or other transmitting, receiving, amplification or magnetic device which would disturb or interfere with any other tenant of the Building or the operation of the Building generally. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise, magnetic fields, and air waives which may be transmitted beyond the Premises.

8.   All corridor doors shall remain closed at all times.

9. No additional locks or similar devices shall be attached to any door or window without Landlord's prior written consent. No keys for any door other than those provided by the Landlord shall be made. If more than two keys for one lock are desired, the Landlord will provide the same upon payment by the Tenant of the reasonable cost therefor. All keys must be returned to the Landlord at the expiration or termination of this Lease.

10. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

11. Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained herein and the other portions of this Lease. Unless Landlord gives advance written consent, Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air conditioning apparatus in or about the Premises, or carry on any mechanical business therein.

12. Except with the prior approval of Landlord, all cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized Building personnel.

13. Tenant shall not overload any floor. Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as Landlord shall direct (including the designation of elevator) and at Tenant's sole risk and cost. Prior to Tenant's removal of such articles from the Building, Tenant shall obtain written authorization from Landlord's agent and shall present such authorization to the designated employee of Landlord.

14.  Tenant shall not in any manner deface or damage the Building.

15. Tenant shall not use the Premises for housing accommodations or lodging or sleeping purposes or do any cooking therein, or use any illumination other than electric light, or use or permit to be brought into the Building any inflammable fluids such as gasoline, kerosene, naphtha, and benzene, or any explosives, radioactive materials, carcinogens or other articles deemed extra hazardous to life, limb or property.

16. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the electric wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

17. Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord. Tenant shall take no action which would violate any of Landlord's contracts affecting the Building, or which would create or contribute to any work stoppage, strike, picketing, labor disruption or dispute, or which would interfere, in any way, with the business of Landlord or any other tenants of the Building or with the rights and privileges of any invitees, licensees, employees or any other persons lawfully in and upon the Building, or which would cause any impairment or reduction of the good will and reputation of the Building.

In furtherance of the intent expressed above, and in the interest of preventing and avoiding the frictions traditionally inherent in commerce and industry associated with union and non-union personnel working side-by-side (which often times results in the above-mentioned work stoppages, strikes, picketing, labor disruptions or disputes), it is hereby understood and agreed by Tenant that any and all items of Tenant's initial construction, reconstruction, alterations, installations, additions, improvements, changes and/or remodeling of the Premises and the fixtures and appurtenances therein, and the removal of the same, as well as all items of Tenant's repairs to the Premises and the replacement and repair of fixtures and appurtenances therein shall be performed by union labor only.

18. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Building, except in those locations and subject to time and other limitations as to which Landlord may give its prior written consent.

19. Neither Tenant nor any of its agents, employees, contractors, workmen, visitors or guests shall enter into or go upon roof or basement or other restricted areas of the Building, including all storage, heating, ventilation, air conditioning, mechanical or elevator machinery housing areas.

20. Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Building, without the prior written consent of Landlord.

21. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises.

22. Tenant shall cooperate fully with Landlord to insure the effective operation of the Building's air conditioning and heating system, including the closing of venetian blinds and drapes, and shall keep all windows closed.

23. Tenant shall not permit objectionable odors or vapors to emanate from the Premises.

24. Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry.

25. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent.

26. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from its Premises. The halls, passages, exists, entrances, elevators, stairways and roof are not for the use of' the general public and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities.

                                    EXHIBIT C

                              INTENTIONALLY DELETED

                                    EXHIBIT D

                              INTENTIONALLY DELETED

                                    EXHIBIT E

                                 EWART BUILDING

                             CLEANING SPECIFICATIONS

1.     Nightly

-      Empty all waste cans including those in rest rooms.

-      Install plastic liners in office waste cans.

-      Change liners when necessary.

-      Wash waste cans as necessary.

-      Empty and damp wipe all ashtrays.

-      Clean interior surfaces of elevator cabs.

-      Vacuum carpet in cabs.

-      Vacuum elevator door floor tracks.

-      Clean mats at entrance doors wash or vacuum as necessary.

-      Spot clean shoe marks from first floor tile floor .

-      Spot spray buff and dry buff main lobby floors.

-      Clean all first floor entrance door glass and directory glass.

-      Wash and dry drinking fountains and sinks in tenant areas.

- Slop sinks and closets and other service areas will be kept clean at all times.

-      Hose sidewalks.

- Dust all areas within hand - high reach as necessary; this includes window sills, ledges, chairs, desks, tables, base boards, lamps, file cabinets, pictures, and all manner of office and lobby furnishings. In no case shall dusting be performed at intervals of less than once a week

-      Rest Rooms

-    Building rest rooms are to be clean and kept neat and orderly at all times.

-    Sweep and wash floors.

- Wash and dry all toilets, seats, urinals, washbasins, mirrors, metal work and counter tops.

-    Polish all metal work.

-    Empty sanitary napkin disposal receptacles.

-    Insert toilet tissue and toweling and sanitary napkins in dispensers.


2.   Every Other Night

-    Damp wipe spillage on furniture in lunch room areas.

-    Sweep carpeting in elevator lobbies and adjoining corridors.


3.   Weekly

-    Vacuum all other carpet in the building.

-    Scrub first floor tile floor.

-    Damp wipe all glass top desks and tables.

-    Dust clothes closets, shelving and coat racks.

- Sweep with treated cloths all flooring other than carpeting and first floor tile.

-    Vacuum elevator sill plates.

- Remove fingerprints from public and tenant entrance doors, rest room doors and around light switches.

-    Wash glass on tenant entrance doors, if applicable.

-    Scour fountains.

-    Wash sanitary napkin disposal containers.

-    Damp mop all stairwell landings and hand wash all stairs in stairwells.

-    Spray buff tile floors other than first floor.

4.   Monthly

-    Wash fly doors and entrance doors in rest rooms.

-    Thoroughly scrub rest room floors.

-    Wash rest room waste cans.

-    Wash all doors not previously mentioned.

-    Spot clean carpeting in public areas.

-    Wash telephones and elevator light fixtures.

5.   Semi-annually

-    Strip tile floors and reseal.

-    Wash glass partitions.

-    Wash elevator doors and jambs.

6.   Yearly

-    High Dust.

- Wash paneled walls in all elevator lobbies and side corridors on every occupied floor including first floor and stairwells leading to basement.

- Wash painted walls above paneling in public areas and rest rooms on occupied floors.

7.   Every Two Years

-    Wash fire hose cabinets and telephone equipment cabinets.

- Wash building light fixtures inside and outside and ceiling diffusers on occupied floors except first floor elevator lobby light fixtures which shall be cleaned by owner.

- Wash ceilings in rest rooms and walls and railings in stairwells on occupied floors.

8.   Supply day porters to:

-    Vacuum carpeting on the first floor lobbies and elevators.

-    Damp mop tile floors on the first floor as needed.

-    Salt curbs as needed.

-    Clean first floor exterior bronze.

-    Other maintenance work specified by Building Manager.

                                    EXHIBIT F

                        GUARANTY AND SURETYSHIP AGREEMENT

         This Guaranty and Suretyship Agreement is made as of this _______ day of November, 2001, by SONIC FOUNDRY, INC., a Maryland corporation (hereinafter referred to collectively as the "Guarantors") to EWART ASSOCIATES, L.P., a Pennsylvania limited partnership (hereinafter referred to as "Ewart").

                                   WITNESSETH:

         WHEREAS, the Guarantors have requested Ewart to enter into a certain Lease Agreement dated November _____, 2001 (hereinafter, together with any modifications, amendments, extensions and renewals, referred to as the "Lease Agreement") with Sonic Foundry Systems Group, Inc., a Maryland corporation, as the Tenant (hereinafter referred to as "Tenant"), of which the Guarantors are shareholders, covering space consisting of the 3rd floor in the building known as the Ewart Building, 925 Liberty Avenue, Pittsburgh, PA, defined as the Premises in the Lease Agreement; and

         WHEREAS, to induce Ewart to enter into the Lease Agreement, the Guarantors hereby agree to guaranty as hereinafter provided the performance by Tenant of all of the terms, covenants, conditions, obligations, and agreements (hereafter being collectively called the "Covenants") contained in the Lease Agreement on the part of Tenant to be performed thereunder;

         NOW, THEREFORE, in consideration of the making of the Lease Agreement and other good and valuable consideration, including the undertakings herein contained, the Guarantors hereby agree as follows, intending to be legally bound hereby:

         1. Guaranty of Lease Agreement - Guarantors unconditionally and absolutely, jointly and severally, guaranty to Ewart the prompt payment when due of the rents, additional rents, and other charges payable under the Lease Agreement and the full and faithful performance and observance of any and all Covenants contained in the Lease Agreement, including, without limitation, the rules and regulations as therein provided, on the part of Tenant to be performed and observed. Guarantors unconditionally and absolutely covenant to Ewart that, if Tenant shall default at any time in the Covenants to pay Rent and additional rent or any other charge stipulated in the Lease Agreement or in the performance of any of the other Covenants contained in the Lease Agreement on Tenant's part to be performed, Guarantors will well and truly perform such Covenants, and pay said Rent, additional rent, or other charges or arrears thereof that may remain due thereon to Ewart, and also all damages stipulated in the Lease Agreement. Guarantors shall pay to Ewart on demand, all expenses (including reasonable expenses for attorney's fees and reasonable charges of every kind) incidental to, or relating to the enforcement of this Guaranty and Suretyship Agreement. Guarantors acknowledge and agree that the Guarantors' liability hereunder is that of a compensated surety.

     2. No Discharge of Guaranty - The liability of any Guarantor hereunder shall not be impaired, released, terminated, or discharged, in whole or in part, by any of the following, notwithstanding that the same are made with or without notice to the Guarantor:

          (a) any amendment or modification of the provisions of the Lease Agreement;

          (b) any extensions of time for performance, whether in whole or in part, of the Covenants of Tenant under the Lease Agreement given prior to or after default thereunder;

          (c) any other guaranty now or hereafter executed by any Guarantor or anyone else;

          (d) any waiver of, assertion or enforcement of, or failure or refusal to assert or enforce, in whole or in part, any Covenants, claims, causes of action, rights, or remedies that Tenant may, at any time, have under the Lease Agreement or with respect to any guaranty or any security that Ewart may hold at any time for or under the Lease Agreement or with respect to;

          (e) any act or thing or omission or delay to do any act or thing that may in any manner or to any extent vary the risk of Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law;

          (f) the failure to give any Guarantor any notices whatsoever;

          (g) the release of any security, guaranty, or any rights, power, or privileges Ewart may now or hereafter have against any person, entity, or collateral; or

          (h) the assignment or transfer of the Lease to any person or entity.

     In the event that any agreement or stipulation between Ewart and Tenant shall extend the time of performance or modify any of the Covenants of the Lease Agreement on the part of Tenant to be performed, Guarantors shall continue to be liable upon this Guaranty and Suretyship Agreement according to the tenor of any such agreement or stipulation.

     3. Demand Not Required. To charge any Guarantor under this Guaranty and Suretyship Agreement, no demand shall be required nor shall there be required any notice of any default in the Covenants of the Lease Agreement on the part of Tenant to be performed or of the same as affected by any agreement or stipulation extending the time of performance or modifying the covenants of the Lease Agreement. Guarantor hereby expressly waives such demand or notice. Ewart shall have the right to enforce this Guaranty and Suretyship Agreement without pursuing any rights or remedies of Ewart against Tenant or any other party or any security Ewart may hold, it being intended that immediately upon any breach or default by Tenant in the performance or observance of any covenant in the Lease Agreement, Ewart may enforce its rights directly against any Guarantor under this Guaranty and Suretyship Agreement without first proceeding against Tenant. Ewart may commence any action or proceeding based upon this Guaranty and Suretyship Agreement directly against any Guarantor or Guarantors for the full performance of the Lease Agreement without making Tenant, the other Guarantors, or anyone else a party defendant in such action or proceeding. Any one or more successive or concurrent actions may be brought on this Guaranty and Suretyship Agreement against any guarantor or Guarantors either by the same action, if any, brought against Tenant and/or any other party or in separate actions, as often as Ewart, in its sole discretion, may deem advisable.

         4. Waivers. (a) The Guarantors hereby expressly waive and release (i) notice of the acceptance of this Guaranty and Suretyship Agreement and notice of any change in Tenant's financial condition; (ii) the right to interpose all substantive and procedural defenses of the law of guaranty, indemnification, and suretyship, except the defenses of prior payment or prior performance by Tenant (of the obligations which Guarantors are called upon to pay or perform under this Guaranty and Suretyship Agreement) or that there is no obligation on the part of Tenant with respect to the matter claimed to be in default; (iii) all rights and remedies accorded by applicable law to guarantors or sureties, including, without limitation, any extension of time conferred by any law now or hereafter in effect; (iv) the right to interpose any defense (except as allowed under (ii) above), set-off, or counterclaim of any nature or description in any action or proceeding except to the extent that such set-off or counterclaim shall concern Landlord's nonperformance under the terms and conditions of the Lease Agreement and this Exhibit "F"; and (v) any right or claim of right to
                         -----------
cause a marshalling of Tenant's assets or to cause Ewart to proceed against Tenant, or any collateral held by Tenant at any time or in any particular order.

         (b) The Guarantors hereby expressly waive and release and expressly disclaim a duty on the part of Ewart to protect, secure or insure any security interest or property subject thereto; the Guarantors expressly consent to any act releasing or waiving any security interests. Ewart shall have no obligation to protect, secure or insure any security interest, liens or encumbrances granted in the Lease Agreement and the Guarantors' obligations are expressly said not to be reduced or released by Ewart's failure or delay to do any acts with regard to security interests or by the invalidity, unenforceability or change in priority or reduction or loss of value of any such security interest.


         5. No Impairment of Obligation. Neither Guarantors' obligations to make payment in accordance with the terms of this Guaranty and Suretyship Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released, or limited in any manner whatsoever by any impairment, modification, change, release, limitation, or stay of the liability of Tenant or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code of the United States or other statute or from the decision of any court interpreting any of the same, and each Guarantor shall be obligated under this Guaranty and Suretyship Agreement as if no such impairment, stay, modification, change, release, or limitation had occurred.

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty and Suretyship Agreement on the day and year first above written.


                                             GUARANTOR AND SURETY:
ATTEST:                                      SONIC FOUNDRY, INC., a Maryland
                                             corporation


         /s/                                 By:    /s/
---------------------------------            -----------------------------------
                                             Name:  Kenneth A. Minor
                                             -----------------------------------
                                             Title: CFO
                                             -----------------------------------

                                    EXHIBIT G

                           NOTICE AND WAIVER OF RIGHTS
              REGARDING WARRANTS OF ATTORNEY, EXECUTION RIGHTS, AND WAIVER OF RIGHTS TO PRIOR NOTICE AND JUDICIAL HEARING

Landlord:    Ewart Associates, L.P.

Tenant:      Sonic Foundry Systems Group, Inc.

Sureties:    Sonic Foundry, Inc.

Transaction: Lease of Third Floor, Ewart Building

Date: November ___, 2001

     This NOTICE AND WAIVER of rights is made by each of you and given to Ewart Associates, L.P. (the "Landlord") in connection with the above-described commercial lease transaction. IT IS IMPORTANT THAT YOU CAREFULLY READ AND UNDERSTAND THIS DOCUMENT. WHEN YOU SIGN YOUR NAME IN THE SPACE PROVIDED BELOW, YOU ARE ACKNOWLEDGING AND REPRESENTING TO THE LANDLORD THAT YOU HAVE READ AND UNDERSTAND THE CONTENTS OF THIS DOCUMENT.

     Each of you will be executing and delivering to the Landlord the Lease Agreement and/or a Guaranty and Suretyship Agreement (collectively, the "Documents") which grant to the Landlord, among other things, the power and authority to enter JUDGMENT BY CONFESSION against each of you, and to exercise rights of execution, levy, garnishment, seizure and possession of your property and the like. These rights and powers may be exercised by the Landlord without giving you any prior notice of its intention to do so. In addition, these powers and rights may be exercised without a prior hearing of any nature.

     By executing and delivering this Notice and Waiver, each of you knowingly, voluntarily, and intelligently waive your rights to prior notice and a hearing or other judicial proceedings to determine your rights and liabilities in connection with the Documents. By signing this Notice and Waiver, you acknowledge that you understand the Landlord may obtain a judgment against any one or more of you, and may obtain a judgment for possession of the leased premises, and execute upon and seize forthwith your property and assets, without the opportunity to raise any defense, set-off, counterclaim, or other claim that you may have. Each of you knowingly, voluntarily, and intelligently waive your rights to any prior notice or judicial determination as a material part of the consideration for this transaction and in order to induce the Landlord to enter into this commercial transaction.

     Each of you acknowledge and represent that you have consulted (or have had an opportunity to consult) with legal counsel of your choice, and with such other experts and advisors as you deemed necessary, in connection with the execution and delivery of the Documents (including without limitation the provisions of the Documents authorizing the confession of judgment and the execution upon and seizure of your property and assets, and obtaining possession of the leased premises, without the opportunity for prior notice or judicial determination of any nature).

     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have executed this Notice and Waiver this ____ day of ____________, 2001.

ATTEST:                                  TENANT:
                                         Sonic Foundry Systems Group, Inc.


         /s/                      By:            /s/
-------------------------------          --------------------------------------
                                  Name:          Kenneth A. Minor
                                         --------------------------------------
                                  Title:         Secretary
                                         --------------------------------------


ATTEST:                                  SURETY:
                                         Sonic Foundry, Inc.


         /s/                      By:            /s/
-------------------------------          --------------------------------------
                                  Name:          Kenneth A. Minor
                                         --------------------------------------
                                  Title:         CFO
                                         --------------------------------------